                                                                EXHIBIT 10.11





                              MEGATEST CORPORATION

                               EXPORT-IMPORT BANK


                          LOAN AND SECURITY AGREEMENT

                              TABLE OF CONTENTS
                                                                           Page

1. DEFINITIONS AND CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . .    1
  1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2. LOAN AND TERMS OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . .    2
  2.1  Revolving Advances . . . . . . . . . . . . . . . . . . . . . . . . .    2
  2.2  Overadvances . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.3  Interest Rates, Payments, and Calculations . . . . . . . . . . . . .    3
  2.4  Crediting Payments . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.5  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.6  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  2.7  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  2.8  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .    4

3. CONDITIONS OF LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  3.1  Conditions Precedent to Initial Advance  . . . . . . . . . . . . . .    4
  3.2  Conditions Precedent to all Advances . . . . . . . . . . . . . . . .    5

4. CREATION OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . .    5
  4.1  Grant of Security Interest . . . . . . . . . . . . . . . . . . . . .    5
  4.2  Delivery of Additional Documentation Required  . . . . . . . . . . .    5
  4.3  Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.4  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . . .    6

5. REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . .    6
  5.1  Domestic Loan Documents  . . . . . . . . . . . . . . . . . . . . . .    6

6. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . .    6
  6.1  Domestic Loan Documents  . . . . . . . . . . . . . . . . . . . . . .    6
  6.2  Terms of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  6.3  Borrower Agreement . . . . . . . . . . . . . . . . . . . . . . . . .    6
  6.4  Notice in Event of Filing of Action for Debtor's Relief  . . . . . .    6
  6.5  Payment in Dollars . . . . . . . . . . . . . . . . . . . . . . . . .    6
  6.6  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .    7

7. NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  7.1  Domestic Loan Documents  . . . . . . . . . . . . . . . . . . . . . .    7
  7.2  Loans to Shareholders or Affiliates  . . . . . . . . . . . . . . . .    7
  7.3  Ex-Im Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . .    7

8. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  8.1  Payment Default  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  8.2  Covenant Default; Cross Default  . . . . . . . . . . . . . . . . . .    7
  8.3  Ex-Im Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . .    7

9. BANK'S RIGHTS AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . .    7
  9.1  Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .    7
  9.2  Ex-Im Direction  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  9.3  Ex-Im Notification . . . . . . . . . . . . . . . . . . . . . . . . .    8
  9.4  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .    9





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
10.  WAIVERS; INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . .    9
  10.1 Demand; Protest  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  10.2 Bank's Liability for Inventory . . . . . . . . . . . . . . . . . . .    9
  10.3 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .    9

11.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER   . . . . . . . . . . . . .   10

13.  GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . .   10
  13.1 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .   10
  13.2 Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  13.3 Severability of Provisions . . . . . . . . . . . . . . . . . . . . .   10
  13.4 Amendments in Writing  . . . . . . . . . . . . . . . . . . . . . . .   10
  13.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  13.6 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10



  This LOAN AND SECURITY AGREEMENT is entered into as of February 9, 1995, by and between BANK OF THE WEST ("Bank") and MEGATEST CORPORATION ("Borrower").


                                    RECITALS

  A. Borrower has entered into a Loan and Security Agreement with Bank, together with related documents.
  B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by Export-Import Bank of the United States.

                                   AGREEMENT

  The parties agree as follows:

  1. DEFINITIONS AND CONSTRUCTION

   1.1 Definitions. Except as otherwise defined, terms that are capitalized in this Agreement shall have the meaning assigned in the Domestic Loan Documents. As used in this Agreement, the following terms shall have the following definitions:

     "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; fees that Bank pays to Ex-Im Bank in consideration of the issuance of the Ex-Im Guarantee; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

     "Borrower Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

     "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

     "Domestic Loan Documents" means the Loan and Security Agreement between Bank and Borrower dated as of December 15, 1994 as amended from time to time and the instruments and documents executed in connection with that Agreement.

     "Eligible Foreign Accounts" means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Eligible Foreign Inventory (i) with respect to which the account debtor is not a resident of the United States; and (ii) that have been validly assigned and comply with all of Borrower's representations and warranties to Bank; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Eligible Foreign Accounts shall not include the following:

     (a) Accounts that the account debtor has failed to pay within ninety (90) days of the original date of the invoice;

     (b) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

     (c) Accounts with respect to which the account debtor is an Affiliate of Borrower;

     (d) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor;

     (e) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (f) Accounts generated by the sale of Products purchased for military purposes;

     (g) Accounts the collection of which Bank or Ex-Im Bank determines in its reasonable judgment to be doubtful; and

     (h) Accounts that are excluded from the Borrowing Base under the Borrower Agreement.

     "Eligible Foreign Inventory" means Inventory held by Borrower in the United States, other than Inventory that is excluded from the Borrowing Base under the Borrower Agreement.

     "Ex-Im Bank" means Export-Import Bank of the United States.

     "Ex-Im Committed Line" means Five Million Dollars ($5,000,000).

     "Ex-Im Guarantee" means that certain Master Guarantee Agreement No. CA-MGA-009 issued by Ex-Im Bank with respect to Borrower, as amended from time to time, the terms of which are incorporated by reference into this Agreement.

     "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

     "Maturity Date" means the earlier of (i) the Maturity Date under the Domestic Loan Documents or (ii) July 31, 1995.

  2. LOAN AND TERMS OF PAYMENT

   2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, Bank agrees to make revolving advances ("Advances") to Borrower in an amount not to exceed the lesser of the Ex-Im Committed Line or the Borrowing Base. For purposes of this Agreement "Borrowing Base" shall mean an amount equal to the sum of (i) ninety percent (90%) of the Eligible Foreign Accounts and (ii) seventy percent (70%) of Eligible Foreign Inventory. The value of Eligible Foreign Inventory for the purpose of calculating the Borrowing Base shall be the lesser of the cost or the wholesale fair market value of such Eligible Foreign Inventory.

  To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as Exhibit B.

  Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Borrowing Certificate in substantially the form of

Schedule 2.1 hereto. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Agreement, based upon written instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and re-borrowed at any time during the term of this Agreement so long as no Event of Default has occurred and is continuing.

   2.2 Overadvances. If, at any time or for any reason, the amount of Obligations pursuant to this Agreement owed by Borrower to Bank pursuant to
Section 2.1 of this Agreement is greater than the lesser of (i) the Borrowing Base or (ii) the Ex-Im Committed Line, at the option of Bank, (i) Borrower shall immediately pay to Bank, in cash, the amount of such excess, or (ii) Borrower shall furnish additional collateral to Bank in form and amount satisfactory to Bank and Ex-Im Bank.

   2.3   Interest Rates, Payments, and Calculations.

     (a) Interest Rate. Except as specified to the contrary in any Loan Document, the Obligations under this Agreement shall bear interest, on the average Daily Balance, at a rate equal to One Half Percentage Point (0.5%) above the Prime Rate.

     (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default.

     (c) Payments. Interest hereunder shall be due and payable on the last Business Day of each calendar month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Ex- Im
Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

     (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

   2.4 Crediting Payments. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 11:00 a.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

   2.5   Fees.  Borrower shall pay to Bank the following fees:

     (a) Financial Examination and Appraisal Fees. Bank's reasonable fees and reasonable out-of-pocket expenses for Bank's initial audit of Borrower's Accounts and Inventory, and for each subsequent appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

     (b) Facility Fee. A facility fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be due and fully earned upon Bank's receipt of the Ex-Im Guarantee;

     (c) Ex-Im Fee. A fee equal to Thirty Seven Thousand Dollars ($37,500), payable to Ex-Im Bank; and

     (d) Bank Expenses. On the Closing Date, Bank Expenses incurred through the Closing Date and, after the Closing Date, all Bank Expenses as they become due.

   2.6 Increased Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

     (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

     (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

     (c) imposes upon Bank any other condition with respect to their performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

   2.7 Term. This Agreement shall become effective upon acceptance by Bank and shall continue in full force and effect for a term ending on the Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default and Borrower shall have the right to terminate this Agreement immediately upon payment in full of its Obligations then outstanding hereunder. Notwithstanding any termination of this Agreement, all of Bank's security interest in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

   2.8 Use of Proceeds. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

  3. CONDITIONS OF LOANS

   3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

     (a)  this Agreement and the Note, each duly executed by Borrower;

     (b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

     (c)  the Ex-Im Guarantee;

     (d) such other documents, and completion of such other matters, as Bank may deem reasonably necessary or appropriate.

   3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

     (a)  timely receipt by Bank of the Borrowing Certificate as provided in
Section 2.1;

     (b) timely receipt by Bank of a copy of the executed firm written export purchase order relating to the requested Advance, the payment terms of which shall be acceptable to Bank; except that up to twenty percent (20%) of the Committed Line may consist of Advances supported by a statement and breakdown of costs demonstrating that Advances are only for documented U.S. Costs associated with sales that will generate Eligible Foreign Accounts in lieu of a firm written purchase order;

     (c) timely receipt by Bank of an Export Certificate, as defined in the Borrower Agreement;

     (d)  the Ex-Im Guarantee shall be in full force and effect; and

     (e) the representations and warranties contained in Section 5 shall be true and accurate in all material respects on and as of the date of such Borrowing Certificate and on the effective date of each Advance as though made at and as of each such date, and no Event of Default (or event that, but for the giving of notice or the lapse of time or both would constitute an Event of Default) shall have occurred and be continuing, or would result from such Advance.

  The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

  4. CREATION OF SECURITY INTEREST

   4.1 Grant of Security Interest. Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.

   4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

   4.3 Power of Attorney. Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney, with power to: (a) send requests for verification of Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of Borrower on any of the documents described in Section 4.2; (d) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance;
and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney-in-fact, and each of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

   4.4 Right to Inspect. Each of Bank and Ex-Im Bank (through any of their respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Bank shall conduct semi-annual accounts receivable audits and physical inspections of the Inventory at Borrower's expense, the results of which audits shall be satisfactory to Bank. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.

  5. REPRESENTATIONS AND WARRANTIES

   Borrower represents, warrants and covenants as follows:

   5.1 Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents are true and correct.

  6. AFFIRMATIVE COVENANTS

   Borrower covenants and agrees that, until payment in full of the Obligations, Borrower shall do all of the following:

   6.1 Domestic Loan Documents. Borrower shall comply in all respects with the provisions of the Domestic Loan Documents.

   6.2 Terms of Sale. Borrower shall cause all sales of Products upon which Advances are based either to be (i) supported by one or more irrevocable letters of credit in an amount and of a tenor, naming a beneficiary and issued by a financial institution acceptable to Bank or (ii) on open account to creditworthy buyers that have been preapproved in writing by Bank and Ex-Im Bank.

   6.3 Borrower Agreement. Borrower shall comply with all of the terms of the Borrower Agreement.

   6.4 Notice in Event of Filing of Action for Debtor's Relief. Borrower shall promptly notify Bank in writing of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

   6.5 Payment in Dollars. Borrower shall require payment in United States Dollars for the Products, unless Ex-Im Bank otherwise agrees in writing.


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

   6.6 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

  7. NEGATIVE COVENANTS

   Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following, or enter into any agreement to do any of the following:

   7.1 Domestic Loan Documents. Violate or otherwise fail to comply with any provision of the Domestic Loan Documents.

   7.2 Loans to Shareholders or Affiliates. Without Ex-Im Bank's prior written consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section 7.2, the term "loan" does not include salary, rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

   7.3 Ex-Im Guarantee. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Ex-Im Guarantee to cease to be in full force and effect.

  8. EVENTS OF DEFAULT

   Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

   8.1 Payment Default. If Borrower fails to pay when due and payable, or when declared in accordance with the terms hereof due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such accounts), fees and charges due Bank, taxes, reimbursement of Bank Expenses, or otherwise);

   8.2 Covenant Default; Cross Default. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Domestic Loan Documents, the Borrower Agreement or the Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement; or

   8.3 Ex-Im Guarantee. If the Ex-Im Guarantee ceases for any reason to be in full force and effect, or if the Ex-Im Bank declares the Ex-Im Guarantee void or revokes or purports to revoke any obligations under the Ex-Im Guarantee.

  9. BANK'S RIGHTS AND REMEDIES

   9.1 Rights and Remedies. Upon the occurrence of an Event of Default, Bank may, at is election, without notice and without demand, do any one or more of the following:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;


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

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

     (d) Notify customers of Borrower or other third parties to pay any amounts owing to Borrower directly to Bank;

     (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

     (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

     (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

     (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

     (i)  Bank may credit bid and purchase at any public sale; and

     (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

   9.2 Ex-Im Direction. Upon the occurrence of an Event of Default, Ex-Im Bank shall have a right to: (i) direct Bank to exercise the remedies specified in section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

   9.3 Ex-Im Notification. Bank shall have the right to immediately notify Ex-Im Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Loan Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower, or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

  In the event that it sends such a notification to Ex-Im Bank, Bank shall have the right to thereafter send Ex-Im Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Ex-Im Bank or said default or other events have been cured.

  Bank shall not have any obligation to make any Advances following said notification to Ex-Im Bank, unless Ex-Im Bank gives its written approval thereto.

  If directed to do so by Ex-Im Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Loan Documents.

   9.4 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

  10.  WAIVERS; INDEMNIFICATION

   10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

   10.2 Bank's Liability for Inventory. So long as Bank complies with its obligations, if any, under Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

   10.3 Indemnification. Borrower agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

  11.  NOTICES

   Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Borrower or to Bank, as the case may be, at its address set forth below:

  If to Borrower:   Megatest Corporation
                    1321 Ridder Park Drive
                    San Jose, CA  95131-2306
                    Attn:  Melvin L. Flanagan
                    Fax:  (408) 451-3202

                                      9

  If to Bank:    Bank of the West
                 50 West San Fernando St., 2nd Fl.
                 San Jose, CA  95113
                 Attn:  Daniel W. Corry
                 Fax:  (408) 947-5117


  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

  12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

   This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

  13.  GENERAL PROVISIONS

   13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder.

   13.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

   13.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

   13.4 Amendments in Writing. This Agreement cannot be changed or terminated orally. Without the prior written consent of Ex-Im Bank, no material amendment of or deviation from the terms of this Agreement or the Note shall be made that would adversely affect the interests of Ex- Im Bank under the Ex-Im Guarantee, including without limitation the rescheduling of any payment terms provided for in this Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

   13.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

   13.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   MEGATEST CORPORATION


                                   By:  /s/  MELVIN L. FLANIGAN
                                        --------------------------------
                                   Title: Corporate Controller
                                          ------------------------------
                                   By:
                                       ---------------------------------
                                   Title:
                                          ------------------------------

                                   BANK OF THE WEST


                                   By:   /s/  DANIEL W. CORRY
                                         ------------------------------
                                         Daniel W. Corry
                                         Vice President

                                   EXHIBIT A


         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                  EXHIBIT B
                          Revolving Promissory Note
                             (Export-Import Line)

$5,000,000                                                San Jose, California
                                                             February __, 1995

         FOR VALUE RECEIVED, the undersigned, Megatest Corporation (the "Borrower"), promises to pay to the order of Bank of the West ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Five Million Dollars ($5,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the last Business Day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on July 31, 1995, or on such earlier date, as provided for in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.
         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.


                                      MEGATEST CORPORATION


                                      By:
                                          -----------------------------------
                                      Title:
                                             --------------------------------
                                      By:
                                          -----------------------------------
                                      Title:
                                             --------------------------------

                                  SCHEDULE 2.1

                             BORROWING CERTIFICATE


         The undersigned hereby certifies as follows:

         I, ____________________________, am  the duly elected and acting
____________________________ of Megatest Corporation ("Borrower").

         This certificate is delivered pursuant to Section 2.1 of that certain Loan and Security Agreement (Export-Import Bank) dated as of December 21, 1994 (the "Loan Agreement") by and between Borrower and Bank of the West ("Bank"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         Borrower is confirming its telephone request made on _____________, 19__ for an Advance as follows:

                 (a) The date on which the Advance is to be made is ______________, 19__.

                 (b)      The amount of the Advance is to be $______________.

         As of the date of the telephone request for and Advance confirmed by this Borrowing Certificate, all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects and Borrower is in compliance with all terms and conditions of the Ex-Im Guarantee; provided, however, that those representations and warranties expressly referring to another date shall be true, accurate and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _______ day of ______________, 199___.


                                          MEGATEST CORPORATION



                                          By:
                                              ------------------------------
                                          Title:
                                                 ---------------------------

                        SCHEDULE 1 TO EXPORT CERTIFICATE

1.       Export Accounts Receivable                                           $___________

            Minus:
            __________   a.      Open account receivables more than 90        $___________
                                 days past invoice date;

            __________   b.      Intercompany receivables;                    $___________

            __________   c.      Receivables covered by letters of credit,    $___________
                                 until the goods referenced in the L/C
                                 have been shipped;

            __________   d.      Receivables which Eximbank or Bank of        $___________
                                 the West have designated uncollectible;

            __________   e.      Receivables from buyers in countries in      $___________
                                 which Eximbank is unable to do business
                                 as designated in the Country Limitations
                                 Schedule, whether for commercial or
                                 political reasons;

            __________   f.      Receivables payable in currency other        $___________
                                 than U.S. dollars; and

            __________   g.      Receivables from a military buyer or         $___________
                                 receivables generated by the sale of
                                 defense articles or services.

                   (If there is no corresponding balance for an ineligible account, certify this fact by checking the space next to the account designation.)

                   2.       Total Ineligible Accounts                                             $___________

                   3.       Eligible Export Accounts Receivable (Line 1 less Line 2)              $___________

                   4.       Funds Available Against Export Accounts Receivable (90% of Line 3)    $___________

                   5.       Total Export Related Inventory as of ______________ (Valued at        $___________
                            lower of cost or market)

         Minus:

            __________   a.      Inventory not physically located in the        $___________
                                 U.S.;

            __________   b.      Demonstration inventory or inventory           $___________
                                 sold on consignment;

            __________   c.      Inventory consisting of proprietary            $___________
                                 software;

            __________   d.      Inventory which is damaged, obsolete,          $___________
                                 returned, defective, recalled, or unfit
                                 for further processing;

            __________   e.      Inventory which has been previously            $___________
                                 exported from the U.S.

            __________   f.      Inventory which constitutes defense            $___________
                                 articles or defense services;

            __________   g.      Inventory destined for shipment to a           $___________
                                 country in which Eximbank is unable to
                                 do business as designated in the Country
                                 Limitations Schedule, whether for
                                 commercial or political reasons; and

            __________   h.      Any inventory to be incorporated into          $___________
                                 Items whose sale would result in an
                                 ineligible Account Receivable.

                   (If there is no corresponding balance for an ineligible account, certify this fact by checking the space next to the account designation.)

                   6.       Total Ineligible Inventory:                                      $___________

                   7.       Eligible Inventory (Line 5 less Line 6)                          $___________

                   8.       Total Firm Written Export Purchase Orders and Sales Contracts    $___________
                            Covering Existing Inventory

                   9.       Funds Available Against Inventory (The Lesser of (a) Line 8 or   $___________
                            (b) 70% of Line 7)

                   10.      Total Funds Available (Lesser of (a) Line 4 plus Line 9 or       $___________
                            (b) $5,000,000)

                   11.      Eximbank Loan Balance Presently Outstanding                      $___________

                   12.      Availability                                                     $___________


                           Revolving Promissory Note

$5,000,000
San Jose, California
                                                             February ____, 1995

         FOR VALUE RECEIVED, the undersigned, Megatest Corporation (the "Borrower"), promises to pay to the order of Bank of the West ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Five Million Dollars ($5,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the last Business Day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on July 31, 1995, or on such earlier date, as provided for in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.





PA1\365270.02
February 9, 1995

         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                                            MEGATEST CORPORATION


                                                            By:

                                                            Title:

                                                            By:

                                                            Title:





PA1\365270.02
February 9, 1995                                                        4